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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-22839 of Integon Capital I and Integon Corporation on Form S-4 of our report dated January 22, 1997, appearing in the Annual Report on Form 10-K of Integon Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Winston-Salem, North Carolina

May 15, 1997